UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-00973 (Commission File Number)	22-1212800 (I.R.S. Employer Identification No.)

80 Park Plaza

Newark, New Jersey 07102

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if such registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
First and Refunding Mortgage Bonds
Public Service Electric and Gas Company	9 1/4% Series CC, due 2021	PEG21	New York Stock Exchange
	8%, due 2037	PEG37D	New York Stock Exchange
	5%, due 2037	PEG37J	New York Stock Exchange

Item 8.01. Other Events

On May 8, 2019, Public Service Electric and Gas Company (“PSE&G”) completed a public offering of $375,000,000 aggregate principal amount of its 3.200% Secured Medium-Term Notes, Series M, due May 15, 2029 (the “2029 Notes”) and $375,000,000 aggregate principal amount of its 3.850% Secured Medium-Term Notes, Series M, due May 1, 2049 (the “2049 Notes,” together with the 2029 Notes, the “Notes”). The Notes were offered and sold by PSE&G pursuant to a registration statement on Form S-3 (File No. 333-221639) (the “Registration Statement”) and the related Prospectus dated November 17, 2017, Prospectus Supplement dated May 2, 2018, and Pricing Supplements dated May 6, 2019.

In connection with the offering of the Notes, PSE&G is filing herewith as Exhibit 5 an opinion of Shawn P. Leyden, Vice President and Deputy General Counsel of PSEG Services Corporation, addressing the legality of the Notes. Such opinion is incorporated by reference in the Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibit 5	Opinion of Shawn P. Leyden, Vice President and Deputy General Counsel of PSEG Services Corporation, addressing the legality of the Notes.

Exhibit 23	Consent of Shawn P. Leyden, Vice President and Deputy General Counsel of PSEG Services Corporation (included in Exhibit 5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY (Registrant)
By:	/s/ Rose M. Chernick
Rose M. Chernick Vice President and Controller (Principal Accounting Officer)

Date: May 8, 2019

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